SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 April 19, 2005

                            FALCON NATURAL GAS CORP.
               (Exact Name of Registrant as Specified in Charter)


           NEVADA                  000-50229             88-0471263
(State or other jurisdiction     (Commission           (IRS Employer
      of incorporation)          File Number)         Identification No.)


   WESTCHASE CENTER, 2500 CITY WEST BLVD, SUITE 300, HOUSTON, TEXAS     77042
             (Address of principal executive offices)                 (Zip code)

   Registrant's telephone number, including area code:            (713) 267-2240

                                 NOT APPLICABLE
          (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM  1.01  ENTRY  INTO  A  MATERIAL  DEFINITIVE  AGREEMENT.

     On April 19, 2005, Falcon Natural Gas Corporation (the "Company") entered into a Termination Agreement with Cornell Capital Partners, LP ("Cornell"), whereby that certain Standby Equity Distribution Agreement, dated November 19, 2004, and the related Registration Rights Agreement, Placement Agent Agreement and Escrow Agreement of even date therewith were terminated.

     Upon execution of the Termination Agreement, the Company entered into a new Standby Equity Distribution Agreement with Cornell on April 19, 2005. Pursuant to the Standby Equity Distribution Agreement, the Company may, at its discretion, periodically sell to Cornell shares of common stock for a total purchase price of up to $20.0 million. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell will pay the Company 100% of the lowest volume weighted average price of the Company's common stock as quoted by Bloomberg, LP on the Over-the-Counter Bulletin Board or other principal market on which the Company's common stock is traded for the 5 days immediately following the notice date. Cornell will also retain 5% of each advance under the Standby Equity Distribution Agreement. Cornell's obligation to purchase shares of the Company's common stock under the Standby Equity Distribution Agreement is subject to certain conditions, including the Company obtaining an effective registration statement for shares of common stock sold under the Standby Equity Distribution Agreement and is limited to $750,000 per weekly advance.

ITEM  3.02  UNREGISTERED  SALE  OF  SECURITIES.

     On April 19, 2005, the Company and Cornell terminated the Securities Purchase Agreement entered into on November 19, 2004, and the related Convertible Debentures, Security Agreement, Escrow Agreement, Investor Registration Rights Agreement and Irrevocable Transfer Agent Instructions of even date therewith were terminated.

     Upon execution of the Termination Agreement, the Company entered into a new Securities Purchase Agreement with Cornell on April 19, 2005. Pursuant to the
Securities Purchase Agreement, Cornell issued convertible debentures to the Company in the original principal amount of $1,000,000. The debentures are convertible at Cornell's option any time up to maturity at a fixed conversion price equal to $0.60 (the "Fixed Price"). The debentures are secured by the assets of the Company. The debentures have a two-year term and accrue interest at 5% per year. After the earlier to occur of a) the date a registration statement related to the shares issuable upon conversion of the debentures is declared effective by the United States Securities and Exchange Commission or b) August 1, 2005, if the closing bid price of the Company's Common Stock, as quoted by Bloomberg, LP, is less than $0.60, Cornell at its sole option can elect cash repayment of the debentures by requiring the Company to make 5 payments of $200,000, plus outstanding and accrued interest. At maturity, the debentures will automatically convert into shares of common stock at a conversion price equal to the Fixed Price.

     On April 19, 2005, in connection with the Termination Agreement and the execution of the new Securities Purchase Agreement, the Company issued a warrant to Cornell to purchase 1,000,000 shares of the Company's common stock. The warrants have an exercise price equal to $0.60 per share. The warrants expire on April 19 , 2007.


ITEM  9.01.  FINANCIAL  STATEMENTS  AND  EXHIBITS.

     (a)  Not  applicable

     (b)  Not  applicable

     (c)  Exhibit  No.  Description

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  EXHIBIT                    DESCRIPTION                           LOCATION
Exhibit 99.1   Termination  Agreement  dated as of April 19,   Provided herewith
               2005  between the Company and Cornell Capital
               Partners,  LP  relating to the Standby Equity
               Distribution  Agreement  entered  into  on
               November  19,  2004

Exhibit 99.2   Standby  Equity  Distribution Agreement dated   Provided herewith
               as of April 19, 2005 between the Company and Cornell Capital Partners, LP

Exhibit 99.3   Registration  Rights  Agreement  dated  as of   Provided herewith
               April  19,  2005  between  the  Company  and
               Cornell  Capital  Partners,  LP

Exhibit 99.4   Placement  Agent  Agreement dated as of April   Provided herewith
               19,  2005  by  and among the Company, Cornell
               Capital  Partners,  LP  and  Sloan Securities
               Corporation

Exhibit 99.5   Termination  Agreement  dated as of April 19,   Provided herewith
               2005  between the Company and Cornell Capital
               Partners,  LP  relating  to  the  Securities
               Purchase  Agreement  entered into on November
               19,  2004

Exhibit 99.6   Securities  Purchase  Agreement  dated  as of   Provided herewith
               April  19,  2005  between  the  Company  and
               Cornell  Capital  Partners,  LP

Exhibit 99.7   Convertible  Debenture  issued  to  Cornell     Provided herewith
               Capital  Partners,  LP  and dated as of April
               19,  2005

Exhibit 99.8   Security Agreement dated as of April 19, 2005   Provided herewith
               between  the  Company  and  Cornell  Capital
               Partners,  LP

Exhibit 99.9   Investor  Registration Rights Agreement dated   Provided herewith
               as of April 19, 2005 between the Company and Cornell Capital Partners, LP

Exhibit 99.10  Warrant  to  purchase  1,000,000  shares  of    Provided herewith
               common stock of the Company dated as of April
               19, 2005 issued to Cornell Capital Partners, LP

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 20, 2005            FALCON NATURAL GAS CORP.


                                 By:  /s/ Massimiliano Pozzoni
                                      -------------------------
                                 Name:   Massimiliano Pozzoni
                                 Title:  Vice President, Secretary and Treasurer

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